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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported)  June 5, 2000


                              THE PMI GROUP, INC.
            (Exact name of registrant as specified in its charter)


Delaware                   1-13664                    94-3199675
(State of Incorporation)   (Commission File Number)   (I.R.S. Employer
                                                      Identification No.)

            601 Montgomery Street, San Francisco, California  94111
            (Address of principal executive offices)      (Zip Code)

      Registrant's telephone number including area code:  (415) 788-7878



        ______________________________________________________________
        (Former name or former address, if changed since last report.)
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Item 5.  Other Events

On December 17, 1999, G. Craig Baynham and Linnie Baynham (collectively, the "Plaintiffs") filed a putative RESPA class action lawsuit against PMI Mortgage Insurance Co., the Company's mortgage insurance subsidiary. (For details relating to this action, see the Company's Form 8-K filed December 29, 1999.)

On April 10, 2000, Plaintiffs filed a motion for leave to file a First Amended Complaint, adding two additional named Plaintiffs, Jerry M. Tucker and Ann Helms. Although Plaintiffs were allowed to file the First Amended Complaint, they have not yet served it on PMI. On May 15, 2000, Plaintiffs filed a motion for leave to file a Second Amended Complaint, again naming Jerry M. Tucker and Ann Helms as additional plaintiffs, and including additional allegations in support of their contention that RESPA's one year statute of limitations should be equitably tolled as to claims of putative class members who paid mortgage insurance premiums on or after December 17, 1996. On May 31, 2000, the Court granted Plaintiffs' motion for leave to file a Second Amended Complaint.

The Company continues to contest this action vigorously. Based upon the information presently available to the Company, management believes that this matter will not have a material adverse effect on the Company's financial position or results of operations. However, the outcome of litigation is inherently uncertain and accordingly there can be no assurance that the ultimate outcome of this matter will not have a material adverse effect on the Company's financial position or results of operations.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

None.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              The PMI Group, Inc.
                              (Registrant)

June 5, 2000                  By: /s/  VICTOR J. BACIGALUPI

                                  Victor J. Bacigalupi
                                  Executive Vice President,
                                  General Counsel and Secretary